Exhibit 99.1

Hepion Pharmaceuticals Announces Adjournment of Annual Meeting

EDISON, N.J., June 25, 2021 - Hepion Pharmaceuticals, Inc. (NASDAQ:HEPA), a clinical stage biopharmaceutical company focused on the development of therapeutic drugs for the treatment of liver disease arising from non-alcoholic steatohepatitis ("NASH"), today announced that its 2021 Annual Meeting of Stockholders, scheduled for June 25, 2021, has been adjourned due to a lack of quorum. The adjourned meeting will be held at 9:00 a.m. Eastern Time on Friday, July 23, 2021. The record date for determining stockholders eligible to vote on the proposals at the Annual Meeting remains April 29, 2021. A stockholder may use one of the following simple methods to vote:

•	Vote by Internet at www.proxyvote.com until 11:59 PM EDT on July 22, 2021 using the control number appearing on the proxy card.

•	Vote by mail by marking, dating and signing the proxy card, and returning it in the postage-paid envelope provided to Philadelphia Stock Transfer, Inc.

•	Vote at the Annual Meeting.

The Company strongly encourages any eligible stockholder that has not yet voted their shares, or provided voting instructions to their broker or other record holder, to do so promptly. No action is required by any stockholder who has previously delivered a proxy and who does not wish to revoke or change that proxy.

If you have any questions or need assistance voting your shares, please call Kingsdale Advisors at:

North American Toll Free Phone:

1-800-749-9052

Email: contactus@kingsdaleadvisors.com

Call Collect Outside North America: 416-867-2272

About Hepion Pharmaceuticals

Hepion’s lead drug candidate, CRV431, is a potent inhibitor of cyclophilins, which are involved in many disease processes. CRV431 is currently in clinical-phase development for the treatment of NASH, with the potential to play an important role in the overall treatment of liver disease - from triggering events through to end-stage disease. CRV431 has been shown to reduce liver fibrosis and hepatocellular carcinoma tumor burden in experimental models of NASH; and has demonstrated antiviral activities towards HBV, HCV, and HDV through several mechanisms, in nonclinical studies.

Hepion has created a proprietary AI platform, called AI-POWR™, which stands for Artificial Intelligence - Precision Medicine; Omics (including genomics, proteomics, metabolomics, transcriptomics, and lipidomics); World database access; and Response and clinical outcomes. Hepion intends to use AI-POWR™ to help identify which NASH patients will best respond to CRV431, potentially shortening development timelines and increasing the delta between placebo and treatment groups. In addition to using AI-POWR™ to drive its ongoing Phase 2a NASH program, Hepion will use the platform to identify additional potential indications for CRV431 to expand the company's footprint in the cyclophilin inhibition therapeutic space.

Forward Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimated,” and “intend,” among others. These forward-looking statements are based on Hepion Pharmaceuticals’ current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, substantial competition; our ability to continue as a going concern; our need for additional financing; uncertainties of patent protection and litigation; risks associated with delays, increased costs and funding shortages caused by the COVID-19 pandemic; uncertainties with respect to lengthy and expensive clinical trials, that results of earlier studies and trials may not be predictive of future trial results; uncertainties of government or third party payer reimbursement; limited sales and marketing efforts and dependence upon third parties; and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. As with any drug candidates under development, there are significant risks in the development, regulatory approval, and commercialization of new products. There are no guarantees that future clinical trials discussed in this press release will be completed or successful, or that any product will receive regulatory approval for any indication or prove to be commercially successful. Hepion Pharmaceuticals does not undertake an obligation to update or revise any forward-looking statement. Investors should read the risk factors set forth in Hepion Pharmaceuticals’ Form 10-K for the year ended December 31, 2020 and other periodic reports filed with the Securities and Exchange Commission.

For further information, please contact:

Stephen Kilmer

Hepion Pharmaceuticals Investor Relations

Direct: (646) 274-3580

skilmer@hepionpharma.com